Exhibit 3.1

NEWS CORPORATION

(HEREINAFTER CALLED THE “CORPORATION”)

AMENDED AND RESTATED BY-LAWS

Updated as of April 12, 2011

ARTICLE I - STOCKHOLDERS

Section 1. Annual Meeting.

(a) The annual meeting of the stockholders for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting in accordance with these By-laws, shall be held at such place, if any, on such date, and at such time as may be fixed by the Board of Directors (hereinafter the “Board”) and stated in the notice of meeting.

Nominations of persons for election to the Board and the proposal of other business to be transacted by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice with respect to such meeting (or any supplement thereto), (ii) by or at the direction of the Board or any duly authorized committee thereof or (iii) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section.

(b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 1(a) of this ARTICLE I, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation; (ii) such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware (the “DGCL”); (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (3)(ff) of this Section 1(b), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice; and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting, (provided, however, that in the event that the date of the current year’s annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the date of the current year’s annual meeting and not later than the close of business on the later of the 90th day prior to the date of the current year’s annual meeting or the 10th day following the day on which public announcement of the date of the current year’s annual meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (1) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, and such person’s written consent to serve as a director if elected and to being named in the proxy statement as a nominee; (2) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment); and (3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (aa) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (bb) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, (cc) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (dd) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (ee) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (ff) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”), and (gg) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

Notwithstanding anything in the second sentence of the preceding paragraph of this Section 1(b) to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. Only persons nominated in accordance with the procedures set forth in this Section 1(b) shall be eligible to serve as directors and only such other business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1(b). Except as otherwise provided by law, the chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded. Notwithstanding the foregoing provisions of this Section 1(b), unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1(b), to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

For purposes of this section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. Notwithstanding the foregoing provisions of this Section 1(b), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1(b). The foregoing notice requirements of this Section 1(b) shall be deemed satisfied by a stockholder if the stockholder has notified the

Corporation of his or her intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting, and nothing in this Section 1(b) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. The provisions of this Section 1(b) shall be subject to the rights of the holders of any one or more outstanding series of Series Common Stock or Preferred Stock, voting separately by class or by series, as applicable, to elect directors pursuant to the provisions of the Certificate of Incorporation of the Corporation, as may be amended or restated from time to time, including any and all Certificates of Designations with respect to any Series Common Stock or Preferred Stock of the Corporation (hereinafter the “Certificate of Incorporation”).

Section 2. Special Meetings.

Except as otherwise required by law or as provided in the Certificate of Incorporation, special meetings of stockholders of the Corporation may be called only by the Board pursuant to a resolution approved by a majority of the total number of directors then constituting the entire Board, without regard to any vacancies on the Board (the “entire Board”), or by the Chairman or a Vice or Deputy Chairman. The foregoing notwithstanding, whenever the holders of any one or more outstanding series of Series Common Stock or Preferred Stock shall have the right, voting separately by class or by series, as applicable, to elect directors at any annual meeting or special meeting of stockholders, the calling of special meetings of the holders of such class or series shall be subject to the terms of the provisions of the Certificate of Incorporation with respect to such series of Series Common Stock or Preferred Stock. The Board may postpone or reschedule any previously scheduled special meeting.

Only such business shall be conducted at a special meeting as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board or any committee thereof or (b) by any stockholder of record of the Corporation, if (i) the stockholder’s notice required by the first paragraph of Section 1(b) of ARTICLE I shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting, (ii) the procedures provided for in clauses (ii), (iii) and (iv) of the first paragraph of Section 1(b) of ARTICLE I and the fourth and fifth sentences of such paragraph shall have been complied with, and (iii) such stockholder is stockholder of record at the time of giving of such stockholder’s notice and is entitled to vote at the meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

Section 3. Notice of Meetings.

Except as otherwise provided herein or required by applicable law (meaning, here and hereinafter, as required from time to time by the DGCL) or the Certificate of Incorporation, notice of the place, if any, date and time of a meeting of the stockholders, the means of remote communications, if any, by which stockholders and proxy holders may be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, shall be given by mailing, postage prepaid, or by such other form of notice permitted by the DGCL, a copy of such notice addressed to each stockholder of the Corporation entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting at his, her or its address as recorded on the books of the Corporation, not less than 10 nor more than 60 days before the date on which the meeting is to be held.

When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, notice of the place, date and time of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4. Quorum.

At any meeting of the stockholders, the holders of a majority in voting power of all of the outstanding shares of the stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or by the Certificate of Incorporation. Where a separate vote by a class or classes is required by law or by the Certificate of Incorporation, a majority in voting power of the outstanding shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter, unless otherwise provided in the Certificate of Incorporation with respect to any class or series of Series Common Stock or Preferred Stock.

If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting from time to time, without notice other than by announcement to the meeting, to another date, place and time until a quorum shall be present.

Section 5. Organization.

The Chairman of the Board of the Corporation, or, in his or her absence, such person as the Board may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or represented by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. The Secretary of the Corporation, or if he or she is not present, any Assistant Secretary, or in the absence of any Assistant Secretary of the Corporation, any person the chairman of the meeting appoints shall act as the Secretary of the meeting.

Section 6. Place of Meetings.

Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, if any, either within or without the State of Delaware, as shall be designated from time to time by the Board and stated in the notice of the meeting or in a duly executed waiver of notice thereof given in accordance with Section 2 of ARTICLE VI.

Section 7. Conduct of Business.

The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. The Board may adopt by resolution such rules and regulations for the conduct of meetings as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting shall have the right and authority to convene and adjourn the meeting and to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business at the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 8. Proxies and Voting.

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Unless otherwise provided in the Certificate of Incorporation, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of capital stock entitled to vote thereat held by such stockholder.

All voting, except as may be required by law, including voting for the election of directors may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by his or her proxy, or upon resolution by the Board in its discretion or by action of the chairman of the meeting, in his or her discretion, a stock vote may be taken. Every stock vote shall be taken by written ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

At all meetings of stockholders for the election of directors, each director shall be elected by a majority of the votes cast; provided that, if the election is contested, the directors shall be elected by a plurality of the votes cast. An election shall be contested if, as determined by the Board, the number of nominees for director exceeds the number of directors to be elected. For purposes of this Section 8 of these By-laws, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election). If a nominee for director who is not an incumbent director does not receive a majority of votes cast in an uncontested election, the nominee shall not be elected. If an incumbent director who is standing for re-election does not receive a majority of votes cast in an uncontested election, such incumbent director shall tender his or her resignation within 10 calendar days of the date of the certification of the election results to the Board. The nominating and corporate governance committee of the Board or such other committee designated by the Board pursuant to these By-laws shall make a recommendation to the Board on whether to accept the director’s resignation. The committee and the Board may consider any factors they consider appropriate and relevant in deciding whether to accept a director’s resignation. Unless otherwise provided by these By-laws, such director shall not participate in the committee’s recommendation or Board’s determination. The Board shall determine whether to accept or reject such resignation within 90 days of the date of the certification of the election results and promptly disclose (by issuing a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision and, if applicable, the reasons for rejecting the resignation. If less than two members of the nominating and corporate governance committee are elected at a meeting of stockholders for the election of directors, the independent members of the Board who were elected shall consider and make a recommendation on whether to accept the tendered resignation. If less than three directors are elected at a meeting of stockholders for the election of directors, all directors may participate in the action regarding whether to accept the tendered resignations. For purposes of this Section 8, an incumbent director refers to a director who was elected by the stockholders or appointed by the Board and serves on the Board at the time of an annual meeting for the election of directors.

The Board shall not nominate for election as a director any candidate who has not consented in writing to comply with this Section 8 of Article I of these By-laws.

If the Board accepts a director’s resignation pursuant to this Section 8, or if a nominee is not an incumbent director and the nominee for director is not elected, then the Board may fill the resulting vacancy pursuant to Section 2 of Article II of these By-laws.

Unless otherwise provided by the Certificate of Incorporation, these By-laws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, any other question brought before any meeting of stockholders shall be determined by the affirmative vote of a majority of the votes cast thereon by the holders represented and entitled to vote thereon.

Section 9. Stock List.

The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 9 of this ARTICLE I or to vote in person or by proxy at any meeting of stockholders.

Section 10. Inspection of Elections.

Before any meeting of stockholders, the Board shall appoint one or more inspectors to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. No person who is a candidate for an office at an election may serve as an inspector at such election.

The inspectors shall, in accordance with these By-laws and the Certificate of Incorporation, ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination made by the inspectors, and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.

The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. In determining the validity and counting of proxies and ballots, the inspectors shall act in accordance with applicable law.

ARTICLE II - BOARD OF DIRECTORS

Section 1. Number, Election and Term of Directors.

Except as otherwise provided for or fixed pursuant to the provisions of the Certificate of Incorporation relating to the rights of the holders of any series of Series Common Stock or Preferred Stock to elect additional directors, the total number of directors constituting the entire Board shall be not less than three with the then-authorized number of directors being fixed from time to time exclusively by the Board.

Except with respect to directors who may be elected by the holders of any series of Preferred Stock (the “Preferred Stock Directors”) or by holders of any series of Series Common Stock (the “Series Common Stock Directors”), beginning with the annual meeting of stockholders held in 2008, the directors of the Corporation shall be elected annually at each annual meeting of stockholders of the Corporation. The directors will hold office for a term of one year or until their respective successors are elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.

Section 2. Newly Created Directorships and Vacancies.

Subject to the rights of the holders of any one or more series of Series Common Stock or Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director so chosen shall hold office until the next annual meeting of stockholder and until his or her successor shall be elected and qualified or until his or her earlier death, resignation or removal from office in accordance with the Certificate of Incorporation, these By-laws, or any applicable law or pursuant to an order of a court. No decrease in the number of directors shall shorten the term of any incumbent director.

Section 3. Regular Meetings.

A meeting of the Board shall be held after the annual meeting of the stockholders and regular meetings of the Board shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board and publicized among all directors. Meetings may be held either within or without the State of Delaware. A notice of each regular meeting shall not be required.

Section 4. Special Meetings.

Special meetings of the Board may be called by the Chairman of the Board, by the Lead Director, by the Vice or Deputy Chairman, by the Chief Executive Officer, by the President or by two or more directors then in office and shall be held at such place, on such date, and at such time as they or he or she shall fix. Meetings may be held either within or without the State of Delaware. Notice thereof, stating the place, date and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than four days before the meeting, or personally by telephone, telegraph, or telex, electronic transmission or similar means of communication not less than 12 hours before the meeting, or on such shorter notice as the person or persons calling the meeting may deem necessary and appropriate under the circumstances. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 5. Quorum; Vote Required for Action.

Except as may be otherwise provided by law, the Certificate of Incorporation or these By-laws, at all meetings of the Board, a majority of the entire Board shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. The directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6. Participation in Meetings by Conference Telephone.

Members of the Board, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 7. Conduct of Business; Action by Consent.

At any meeting of the Board, business shall be transacted in such order and manner as the Board may from time to time determine. The Board may take action without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or the electronic transmission or transmissions are filed with the minutes of proceedings of the Board in accordance with applicable law.

Section 8. Powers.

The Board shall establish broad corporate policies for the Corporation and its controlled entities, set the strategic direction for the Corporation and its controlled entities, oversee management with a focus on enhancing the interests of stockholders and be responsible for the corporate governance of the Corporation. The Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders of the Corporation, including, without limiting the generality of the foregoing, the power:

(a) To declare dividends from time to time in accordance with law;

(b) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(c) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(d) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(e) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

(f) To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(g) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

(h) To adopt from time to time regulations, not inconsistent with these By-laws, for the management of the Corporation’s business and affairs.

Section 9. Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation, the Board shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or paid a stated salary or paid other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be paid like compensation for serving on a committee.

ARTICLE III - COMMITTEES

Section 1. Committees of the Board.

The Board shall designate such committees as may be required by the rules of The NASDAQ Global Select Market (or any other principal United States exchange upon which the shares of the Corporation may be listed) and may from time to time designate other committees of the Board (including an executive committee), with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board to act at the meeting in the place of the absent or disqualified member.

Section 2. Conduct of Business.

Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the duly delegated powers and authority of the Board in the management of the business and affairs of the Corporation. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, any such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, regular and special meetings and other actions of any such committee shall be governed by the provisions of ARTICLE II applicable to meetings and actions of the Board. Each committee shall keep regular minutes and report to the Board when required.

ARTICLE IV - OFFICERS

Section 1. General.

The officers of the Corporation shall be elected by the Board and shall be a Chairman of the Board (who must be a director), a President, a Secretary and a Treasurer. The Board, in its sole discretion, may also choose one or more Vice or Deputy Chairmen, Chief Executive Officers, Chief Operating Officers, Senior Executive Vice Presidents, Executive Vice President, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-laws. The Board may, from time to time, delegate the powers or duties of any officer to any other officers or agents, notwithstanding any contrary provision hereof.

Section 2. Election.

The Board at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time solely by the Board, which determination may be by resolution of the Board or in any By-law provisions duly adopted or approved by the Board; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. The salaries of the Chief Executive Officer, Chief Operating Officer, President and certain other officers designated by the Board shall be fixed from time to time by the Board or by a committee designated by the Board. The Chief Executive Officer, Chief Operating Officer, President or other person designated by such officers shall have the authority to fix from time to time the salaries of all other elected officers not otherwise fixed by the Board or by a committee designated by the Board. Any officer elected by the Board may be removed at any time by the Board with or without cause. Only the Board may fill any vacancy occurring in any office of the Corporation.

Section 3. Chairman of the Board.

The Chairman of the Board of the Corporation shall preside at all meetings of the Board and of stockholders (unless the Board designates another person) and shall have such other duties as from time to time may be assigned to him or her by the Board. During the absence, disability, or at the request of the Chairman of the Board, if a Lead Director has been designated, such Lead Director shall preside at all meetings of the Board and of stockholders and shall have such other duties as from time to time may be assigned to him or her by the Board. In the absence or disability of both the Lead Director and the Chairman of the Board, the Vice or Deputy Chairman shall preside at all meetings of the Board and of stockholders and shall have such other duties as from time to time may be assigned to him or her by the Board, and the Board shall designate a director to perform the duties and exercise the powers of the Lead Director.

Section 4. Vice or Deputy Chairman of the Board.

The Vice or Deputy Chairman shall report and be responsible to the Chairman of the Board. The Vice or Deputy Chairman shall have such powers and perform such duties as from time to time may be assigned or delegated to him or her by the Board or are incident to the office of Vice or Deputy Chairman. During the absence or disability of the Chairman of the Board, or at the request of the Chairman of the Board, the Vice or Deputy Chairman or another person designated by the Board shall perform the duties and exercise the powers of the Chairman of the Board.

Section 5. Chief Executive Officer.

The Chief Executive Officer shall, subject to the provisions of the By-laws and the control of the Board, have general and active management, direction, and supervision over the business of the Corporation and over its officers. He or she shall perform all duties incident to the office of Chief Executive Officer and such other duties as from time to time may be assigned to him or her by the Board. He or she shall have the right to delegate any of his or her powers to any other officer or employee. In the absence or disability of the Chief Executive Officer, the person designated by the Board shall perform the duties and exercise the powers of the Chief Executive Officer.

Section 6. Chief Operating Officer.

The Chief Operating Officer shall have such powers and perform such duties as from time to time may be prescribed for him or her by the Board or are incident to the office of Chief Operating Officer.

Section 7. President.

The President shall have such powers and perform such duties as from time to time may be prescribed for him or her by the Board or are incident to the office of President.

Section 8. Senior Executive Vice Presidents.

The Senior Executive Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them respectively by the Board or are incident to the office of Senior Executive Vice President.

Section 9. Executive Vice Presidents.

The Executive Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them by the Board or are incident to the office of Executive Vice President.

Section 10. Senior Vice Presidents.

The Senior Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them respectively by the Board or are incident to the office of Senior Vice President.

Section 11. Vice Presidents.

The Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them respectively by the Board or are incident to the office of Vice President.

Section 12. Secretary.

The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board may order, a book of minutes of all meetings of stockholders, the Board and its committees, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the By-laws of the Corporation at the principal executive office of the Corporation or such other place as the Board may order.

The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one be appointed, a stock register, or a duplicate stock register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders, and of the Board and any committees thereof required by these By-laws or by law to be given, shall keep the seal of the Corporation in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board.

Section 13. Treasurer.

The Treasurer shall have custody of the corporate funds and securities of the Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, and shall send or cause to be sent to the stockholders of the Corporation such financial statements and reports as are required by law or these By-laws to be sent to them.

The Treasurer shall deposit all monies and valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President, the Chief Executive Officer, the Chief Operating Officer and the Board, whenever any of them requests it, an account of all transactions and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

Section 14. Other Officers.

Such other officers or assistant officers as the Board may designate shall perform such duties and have such powers as from time to time may be assigned to them by the Board. The Board may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 15. Execution of Contracts and Other Documents.

Each officer of the Corporation may execute, affix the corporate seal and/or deliver, in the name and on behalf of the Corporation, deeds, mortgages, notes, bonds, contracts, agreements, powers of attorney, guarantees, settlements, releases, evidences of indebtedness, conveyances, or any other document or instrument which is authorized by the Board or is required to be executed in the ordinary course of business of the Corporation, except in cases where the execution, affixation of the corporate seal and/or delivery thereof shall be expressly and exclusively delegated by the Board to some other officer or agent of the Corporation.

Section 16. Action with Respect to Securities of Other Corporations.

Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer or the President or any other officer or officers authorized by the Board, the Chairman of the Board, the Chief Executive Officer or the President, and any such officer may, in the name of and on behalf of the Corporation, vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation and take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board may, by resolution from time to time, confer like powers upon any other person or persons.

ARTICLE V - STOCK

Section 1. Certificates of Stock.

The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation (a) by the Chairman or Vice Chairman of the Board, President or any Executive Vice President, Senior Vice President or Vice President and (b) by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer. Where a certificate is countersigned by (i) a transfer agent or (ii) a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar whose signature appears on the certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 2. Transfers of Stock.

Transfers of shares of capital stock of the Corporation shall be made only on the stock record of the Corporation by the holder of record thereof or by his, her or its attorney thereunto authorized by the power of attorney duly executed and filed with the Secretary of the Corporation or the transfer agent thereof. Certificated shares shall be transferred only on surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power. Uncertificated shares shall be transferred by delivery of a duly executed stock transfer power. Registration of transfer of any shares shall be subject to applicable provisions of the Certificate of Incorporation and applicable law with respect to the transfer of such shares. The Board may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of the capital stock of the Corporation.

Section 3. Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c) If the Certificate of Incorporation shall provide that any holders of Series Common Stock or Preferred Stock may act by a consent in writing, then (unless otherwise provided in the Certificate of Incorporation) the record date for determining such stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board or as otherwise established under this Section 3(c). Any person seeking to have any such stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary and delivered to the Corporation, request that a record date be fixed for such purpose. The Board may fix a record date for such purpose, which shall be no more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board and shall not precede the date such resolution is adopted. If the Board fails within 10 days after the Corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner prescribed by the DGCL, unless prior action by the Board is required under the DGCL, in which event the record date shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 4. Lost, Stolen or Destroyed Certificates.

The Board may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 5. Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board may establish.

Section 6. Record Owners.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI - NOTICES

Section 1. Notices.

Whenever notice is required by law, the Certificate of Incorporation or these By-laws, except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, recognized overnight delivery service or by sending such notice by facsimile, receipt acknowledged, by prepaid telegram or mailgram or by electronic transmission in accordance with the DGCL. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or facsimile shall be the time of the giving of the notice.

Section 2. Waivers.

A written waiver or a waiver by electronic transmission of any notice, signed or given by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice of such meeting except attendance for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII - INDEMNIFICATION

Section 1. Indemnification.

Each person who was or is made a party to or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation as a director or officer of any other corporation or of a partnership, limited liability company, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan, or in any other capacity (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in such person’s official capacity or in any other capacity while holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability, and loss (including attorneys’ fees, judgments, fines, excise or other taxes assessed with respect to an employee benefit plan, penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to serve as a director or officer or in any other capacity and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators; provided, however, that, except as provided in Section 3 of this ARTICLE VII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 2. Advancement of Expenses.

The Corporation shall to the fullest extent not prohibited by applicable law pay the reasonable expenses (including reasonable attorneys’ fees) incurred by indemnitee in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that no such advancement of expenses shall be made except upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision or order from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this ARTICLE VII or otherwise.

Section 3. Enforcement.

The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this ARTICLE VII shall be contract rights. If (i) a claim for indemnification after the final disposition of a proceeding under such Section 1 is not paid in full within 60 days after a written claim has been received by the Corporation or if (ii) a claim for an advancement of expenses under Section 2 is not paid in full by the Corporation within 20 days after a written claim (together with the requisite undertaking) has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL, and (b) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including the Board, any committee thereof, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Board, any committee thereof, independent legal counsel, or its stockholders) that the indemnitee has not met such standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE VII or otherwise, shall be on the Corporation.

Section 4. Rights Non-Exclusive.

The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VII shall not be exclusive of any right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors, or otherwise.

Section 5. Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the DGCL.

Section 6. Indemnification by Other Enterprises.

The Corporation’s obligation, if any, to indemnify any person who was or is serving as a director of any direct or indirect subsidiary of the Corporation or, at the request of the Corporation, of any other corporation or of a partnership, joint venture, trust, or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.

Section 7. Repeal or Modification.

Any right to indemnification or to advancement of expenses of any indemnitee arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these By-laws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

Section 8. Indemnification of Other Persons.

The Corporation may, to the extent authorized from time to time by the Board, grant indemnification rights and rights to the advancement of expenses to any officer, employee or agent of the Corporation to the fullest extent of the provision of this ARTICLE VII and as permitted by the DGCL with respect to the indemnification and advancement of expenses to directors.

ARTICLE VIII - MISCELLANEOUS

Section 1. Facsimile Signatures.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof.

Section 2. Corporate Seal

The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 3. Reliance upon Books, Reports and Records.

Each director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of his or her duties, to the fullest extent permitted by law be protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4. Fiscal Year.

The fiscal year of the Corporation shall be as fixed by the Board.

Section 5. Time Periods.

Unless otherwise required by law, the Certificate of Incorporation or these By-laws, in applying any provision of these By-laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be included, and the day of the event shall be excluded.

Section 6. Disbursements.

All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

ARTICLE IX - AMENDMENTS

In furtherance and not in limitation of the powers conferred upon it by law, the Board is expressly authorized to adopt, repeal, alter or amend these By-laws by the vote of a majority of the entire Board. In addition to any requirements of law and any other provision of the Certificate of Incorporation or any resolution or resolutions of the Board adopted pursuant to ARTICLE IV of the Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, the Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 65% or more of the combined voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for stockholders to adopt, amend, alter or repeal any provision of these By-laws.